Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”), is entered into effective as of April 19, 2019 at 12:05 a.m. by and among IMAC Holdings Inc., a Delaware corporation (“IMAC Holdings”), IMAC Management of Illinois, LLC, an Illinois limited liability company (“Merger Sub”), ISDI Holdings, Inc., an Illinois corporation (“ISDI Holdings I”), ISDI Holdings II, Inc., an Illinois corporation (“ISDI Holdings II”), PHR Holdings, Inc., an Illinois corporation (“PHR Holdings”), and Jason Hui, sole shareholder of each of ISDI Holdings II and PHR Holdings (the “Shareholder”), in order to amend that certain Agreement and Plan of Merger (the “Agreement”), executed on April 1, 2019 by and among IMAC Holdings, Merger Sub, ISDI Holdings I, and the Shareholder. Capitalized terms used but not defined in this Amendment shall have the respective meanings assignment to them in the Agreement.

WHEREAS, the Agreement contemplated that the Company Reorganization would entail the transfer of all non-medical professional assets of both Medical Corporations to ISDI/PHR Practice Management, Inc., (“Practice Management I”), as a wholly-owned subsidiary of ISDI Holdings I, and Practice Management I would then enter into a management services agreement with each Medical Corporation;

WHEREAS, Shareholder has completed the Company Reorganization as follows:

(i)	the non-medical professional assets of Illinois Spine and Disc Institute, Ltd. (“ISDI Ltd.”), were transferred to Practice Management I, now a wholly-owned subsidiary of ISDI Holdings II, and Practice Management I has entered into a management services agreement with ISDI Ltd.; and

(ii)	the non-medical professional assets of Progressive Health and Rehabilitation, Ltd. (“PHR Ltd.”) were transferred to ISDI/PHR Practice Management II, Inc. (“Practice Management II”), a wholly-owned subsidiary of PHR Holdings, and Practice Management II has entered into a management services agreement with PHR Ltd.;

and

WHEREAS, the parties hereto now wish to amend the Agreement to remove ISDI Holdings I as a party to the Agreement and, in its place, add ISDI Holdings II and PHR Holdings as parties to the Agreement and provide for the merger of each of ISDI Holdings II and PHR Holdings with and into Merger Sub on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Parties to the Agreement. Each of the parties hereto agree that ISDI Holdings I is no longer a party to the Agreement, and ISDI Holdings II and PHR Holdings is each hereby made a party and signatory to the Agreement.

a.	Preamble. The preamble to the Agreement is hereby amended and restated to read as follows:

“This AGREEMENT AND PLAN OF MERGER (this “Agreement”), executed on April 1, 2019 (the “Signing Date”), is by and among IMAC Holdings Inc., a Delaware corporation (“Holdings”), IMAC Management of Illinois, LLC, an Illinois limited liability company (“Merger Sub”), ISDI Holdings Inc. II, an Illinois corporation (“ISDI Holdings II”), PHR Holdings, Inc., an Illinois corporation (“PHR Holdings” and with ISDI Holdings II, together the “Company”), and Jason Hui, sole shareholder of each of ISDI Holdings II and PHR Holdings (the “Shareholder”). Certain capitalized terms used herein are defined in Section 10.12.”

2.	Definition of “Company”. Except as otherwise specified in this Amendment, the meaning of the defined term “Company” is hereby amended throughout the Agreement to refer to each of ISDI Holdings II and PHR Holdings and, wherever appropriate in the context of an applicable provision, to ISDI Holdings II and PHR Holdings collectively. For the sake of clarity, the following provisions of the Agreement which formerly referred to the Company shall read as set forth below.

a.	The second “Whereas” clause of the Agreement is hereby amended and restated to read as follows:

“WHEREAS, ISDI Holdings II’s outstanding capital stock consists of 1,000 uncertificated shares of common stock (the “ISDI Shares”) and PHR Holdings’ outstanding capital stock consists of 1,000 uncertificated shares of common stock (the “PHR Shares,” and collectively with the ISDI Shares, the “Shares”), and the Shareholder owns 100% of the Shares;”

b.	The first sentence of Section 3.2 is hereby amended to read as follows:

“Each of ISDI Holdings II and PHR Holdings has 1,000 shares of common stock outstanding, all of which are owned of record and beneficially by the Shareholder, free and clear of all Encumbrances.”

c.	The term “Company Disclosure Schedule” as defined in Article III shall mean the disclosure schedules of ISDI Holdings II and PHR Holdings collectively, attached to the Agreement.

d.	All references to the working capital of the Company, including without limitation “Company Working Capital”, “Closing Date Working Capital”, “Estimated Closing Date Working Capital”, “Estimated Closing Date Working Capital Statement”, “Working Capital Threshold”, and “Final Working Capital Amount”, shall be interpreted to mean the combined working capital of ISDI Holdings II and PHR Holdings.

3.	Company Reorganization. Section 8.2(e) of the Agreement is hereby amended and restated to read as follows:

Shareholder and the Company and its Affiliates shall have completed the reorganization of the Company’s business (the “Company Reorganization”) such that: (i) ISDI/PHR Practice Management, Inc., an Illinois corporation, shall have been formed as a wholly-owned subsidiary of ISDI Holdings II and ISDI/PHR Practice Management II, Inc., an Illinois corporation, shall have been formed as a wholly-owned subsidiary of PHR Holdings, (ii) all non-medical professional assets of the Medical Corporations shall have been transferred to ISDI/PHR Practice Management I or ISDI/PHR Practice Management II (each a “Company Sub”), (iii) each Company Sub shall have entered into a management services agreement with the Medical Corporation from which it acquired non-medical professional assets, (iv) all of the equity interests of the Medical Corporations shall have been transferred to the Shareholder, and (v) the three vehicles historically used by the Medical Corporations shall have been transferred to the Shareholder.

4.	Representations and Warranties and Covenants. Except as otherwise specifically set forth herein, ISDI Holdings II and PHR Holdings each hereby make the same representations and warranties and covenants (including with respect to indemnification) to IMAC Holdings and Merger Sub as set forth in the Agreement mutatis mutandis such that ISDI Holdings II and PHR Holdings make the representations and warranties and covenants (including with respect to indemnification) made therein for the purposes of this Amendment. All representations and warranties made by ISDI Holdings II and PHR Holdings pursuant to the Agreement as a result of this Amendment shall be effective as of the date of this Amendment and not as of the Signing Date of the Agreement, despite the revisions contained herein.

5.	Continuing Effect. All other terms of the Agreement shall remain binding and effective upon the Parties, and this Amendment shall be attached to the Agreement. On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or like words shall mean and be a reference to the Agreement as amended hereby.

6.	Incorporation of Miscellaneous Provisions. Each of the provisions provided in the following sections of the Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment”: Section 10.1 (Entire Agreement; Assignment); Section 10.2 (Notices); Section 10.3 (Governing Law; Jurisdiction; Waiver of Jury Trial); Section 10.5 (Descriptive Headings); Section 10.6 (Parties in Interest); Section 10.7 (Severability); Section 10.9 (Counterparts); Section 10.10 (Interpretation) and Section 10.11 (Amendment and Modification; Waiver).

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and time first written above.

IMAC HOLDINGS, INC.

By:	/s/ Jeffrey Ervin
	Name:	Jeffrey Ervin
	Title:	Chief Executive Officer

IMAC MANAGEMENT OF ILLINOIS, LLC

By:	/s/ Jeffrey Ervin
	Name:	Jeffrey Ervin
	Title:	Chief Executive Officer

ISDI HOLDINGS, INC.

By:	/s/ Jason Hui
	Name:	Jason Hui
	Title:	Shareholder

ISDI HOLDINGS II, INC.

By:	/s/ Jason Hui
	Name:	Jason Hui
	Title:	Shareholder

PHR HOLDINGS, INC.

By:	/s/ Jason Hui
	Name:	Jason Hui
	Title:	Shareholder

/s/ Jason Hui
Jason Hui